EXHIBIT (J)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 8, 2004, relating to the financial statements and financial highlights which appear in the September 30, 2004 Annual Report to Shareholders of The Catholic Equity Fund (the "Fund"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP

Milwaukee, WI
December 9, 2004